Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS FOURTH-QUARTER AND FULL-YEAR 2020 RESULTS
FOURTH-QUARTER HIGHLIGHTS:
•TOTAL REVENUE +3.9%
•SAME-UNIT REVENUE +1.1%
FULL-YEAR HIGHLIGHTS:
•TOTAL REVENUE +1.6%
•SAME-UNIT REVENUE -0.4%
•EPS FROM CONTINUING OPERATIONS +11.8%
•ADJUSTED EBITDA +9.6%

2021 GUIDANCE:
•TOTAL REVENUE +5% TO 8%
•TAX RATE ~25%
•SHARE COUNT ~54.5 MILLION
•EPS FROM CONTINUING OPERATIONS +8% TO 12%

CLEVELAND (February 18, 2021) – CBIZ, Inc. (NYSE: CBZ) (the “Company”) today announced fourth-quarter and full-year results for the period ended December 31, 2020.
For the 2020 fourth quarter, CBIZ recorded revenue of $211.1 million, an increase of $8.0 million, or 3.9%, over the $203.1 million reported in 2019. Newly acquired operations, net of divestitures, contributed $5.8 million, or 2.8%, to fourth-quarter 2020 revenue growth. Same-unit revenue increased by $2.2 million, or 1.1%, for the quarter, compared with the same period a year ago. Loss from continuing operations was $0.1 million in the 2020 fourth quarter, compared with a loss of $1.1 million for the same period a year ago.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

Adjusted EBITDA for the fourth quarter was $5.2 million, compared with $2.7 million for the same period in 2019.
For the full year ended December 31, 2020, CBIZ recorded revenue of $963.9 million, an increase of $15.5 million, or 1.6%, over the $948.4 million recorded for the same period in 2019. Acquisitions, net of divested operations, contributed $18.9 million, or 2.0%, to revenue growth in the twelve months ended December 31, 2020. Same-unit revenue decreased by $3.4 million, or 0.4%, compared with the same period a year ago. Income from continuing operations was $78.3 million, or $1.42 per diluted share, in the twelve months ended December 31, 2020, compared with $71.0 million, or $1.27 per diluted share, for the same period a year ago. Adjusted EBITDA was $132.1 million in 2020, compared with $120.6 million in 2019.
In the twelve months ended December 31, 2020, the Company repurchased a total of approximately 2.3 million shares of its common stock. Additionally, between December 31, 2020, and February 16, 2021, the Company repurchased approximately 600,000 shares. The balance outstanding on the Company’s unsecured credit facility at December 31, 2020 was $108.0 million with approximately $286 million of unused borrowing capacity.
Jerry Grisko, CBIZ President and Chief Executive Officer, said, “Both our fourth-quarter and full-year results provide further evidence of the resilience of our business model, dedication and resolve of our team, and the strength of our relationships with our clients. Likewise, our clients demonstrated similar resilience – as demand for our essential and recurring services remained strong throughout the past year, and demand for many of our project-based and advisory services improved in the latter part of the year. We are extremely proud to report quarter-over-quarter and year-over-year growth for a time period when the business environment was among the most challenging in our history.”
Grisko continued, “Despite some delays earlier in the year, acquisitions continue to present an important opportunity for CBIZ. We added seven businesses in the last year totaling $45.2 million in annualized aggregate revenue, all bringing strategic value, talent and expertise to our business. Already in 2021, we closed one acquisition with $3.6 million in annualized revenue. While it is difficult to predict the number of acquisitions that will join us in a given year, we are encouraged by the pipeline of exceptional organizations that are at various stages of discussion.”
2021 Outlook
Given our fourth-quarter and full-year 2020 results, the Company is restoring full-year guidance for 2021:
•The Company expects total growth in revenue within a range of 5% to 8% over the prior year.
•Although a number of factors may impact the tax rate, the Company expects an effective tax rate of approximately 25%.
•The Company expects a weighted average fully diluted share count of approximately 54.5 million shares.
•The Company expects to grow fully diluted earnings per share within a range of 8% to 12% over the prior year.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

Conference Call
CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast live for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at https://dpregister.com/sreg/10151295/e0a1506cc0 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.
A replay of the webcast will be made available approximately two hours following the call on the Company’s website at www.cbiz.com. For those without internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET), February 18, through 5:00 p.m. (ET), February 22, 2021. The toll-free dial-in number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10151295.
About CBIZ
CBIZ, Inc. is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 100 offices in 31 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.
Forward-Looking Statements
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the impact of COVID-19 on the Company’s business and operations and those of our clients; the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(In thousands, except percentages and per share data)

	Three Months Ended December 31,
	2020	%	2019	%
Revenue	$211,110	100.0%	$203,138	100.0%
Operating expenses (1)	211,748	100.3	200,706	98.8
Gross (loss) margin	(638)	(0.3)	2,432	1.2
Corporate general and administrative expenses (1)	13,078	6.2	10,490	5.2
Operating loss	(13,716)	(6.5)	(8,058)	(4.0)
Other income:
Interest expense	(816)	(0.4)	(1,256)	(0.6)
Loss on sale of operations, net	(587)	(0.3)	15	—
Other income, net (1) (2)	13,050	6.2	4,999	2.5
Total other income, net	11,647	5.5	3,758	1.9
Loss from continuing operations before income tax benefit	(2,069)	(1.0)	(4,300)	(2.1)
Income tax benefit	(1,979)		(3,164)
Loss from continuing operations	(90)	—	(1,136)	(0.6)
Loss from operations of discontinued businesses, net of tax	(4)		(16)
Net loss	$(94)	—%	$(1,152)	(0.6)%

Diluted loss per share:
Continuing operations	$—		$(0.02)
Discontinued operations	—		—
Net loss	$—		$(0.02)

Diluted weighted average common shares outstanding	54,039		54,547
Other data from continuing operations:
Adjusted EBITDA (3)	$5,196		$2,676

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($11.0 million in 2020 and $5.5 million in 2019, or 5.2% and 2.7% of revenue, respectively) and "Corporate general and administrative expenses" ($1.2 million in 2020 and $0.7 million in 2019, or 0.6% and 0.3% of revenue, respectively) and are directly offset by deferred compensation gains in "Other income, net" ($12.2 million in 2020 and $6.2 million in 2019, or 5.8% and 3.0% of revenue, respectively). The deferred compensation plan has no impact on "Loss from continuing operations before income tax benefit".

(2)Included in "Other income, net" for the three months ended December 31, 2020 and 2019, is income of $0.5 million and expense of $1.3 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest generally accepted accounting principles ("GAAP") financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
TWELVE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(In thousands, except percentages and per share data)

	Twelve Months Ended December 31,
	2020	%	2019	%
Revenue	$963,897	100.0%	$948,424	100.0%
Operating expenses (1)	825,351	85.6	823,496	86.8
Gross margin	138,546	14.4	124,928	13.2
Corporate general and administrative expenses (1)	46,066	4.8	44,406	4.7
Operating income	92,480	9.6	80,522	8.5
Other income:
Interest expense	(4,983)	(0.5)	(5,765)	(0.6)
(Loss) gain on sale of operations, net	(509)	(0.1)	417	—
Other income, net (1) (2)	16,500	1.7	17,715	1.9
Total other income, net	11,008	1.1	12,367	1.3
Income from continuing operations before income tax expense	103,488	10.7	92,889	9.8
Income tax expense	25,141		21,840
Income from continuing operations	78,347	8.1	71,049	7.5
Loss from operations of discontinued businesses, net of tax	(48)		(335)
Net income	$78,299	8.1%	$70,714	7.5%

Diluted earnings (loss) per share:
Continuing operations	$1.42		$1.27
Discontinued operations	(0.01)		(0.01)
Net income	$1.41		$1.26

Diluted weighted average common shares outstanding	55,359		55,895
Other data from continuing operations:
Adjusted EBITDA (3)	$132,119		$120,582

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($13.8 million in 2020 and $17.2 million in 2019, or 1.4% and 1.8% of revenue, respectively) and "Corporate general and administrative expenses" ($1.6 million in 2020 and $2.0 million in 2019, or 0.2% and 0.2% of revenue, respectively) and are directly offset by deferred compensation gains in "Other income, net" ($15.4 million in 2020 and $19.2 million in 2019, or 1.6% and 2.0% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense".

(2)Included in "Other income, net" for the twelve months ended December 31, 2020 and 2019, is income of $0.6 million and expense of $1.6 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands)
SELECT SEGMENT DATA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue
Financial Services	$131,419	$123,256	$629,778	$616,567
Benefits and Insurance Services	70,325	70,886	297,758	296,228
National Practices	9,366	8,996	36,361	35,629
Total	$211,110	$203,138	$963,897	$948,424

Gross (Loss) Margin
Financial Services	$2,147	$(1,137)	$104,569	$101,327
Benefits and Insurance Services	10,487	10,477	49,401	49,983
National Practices	1,072	830	3,724	3,155
Operating expenses - unallocated (1):
Other expense	(3,334)	(2,266))	(5,342))	(12,361)
Deferred compensation	(11,010)	(5,472))	(13,806))	(17,176)
Total	$(638)	$2,432	$138,546	$124,928

(1)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also include gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other income, net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense in "Operating expenses" and “Corporate, general and administrative expense,” and offset in "Other income, net".

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
SELECT CASH FLOW DATA
(In thousands)

	Twelve Months Ended December 31,
	2020	2019
Net income	$78,299	$70,714
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	23,139	22,345
Bad debt expense, net of recoveries	4,409	2,415
Adjustments to contingent earnout liability, net	(629)	1,599
Stock-based compensation expense	8,869	7,254
Other noncash adjustments	(2,170)	5,582
Net income, after adjustments to reconcile net income to net cash provided by operating activities	111,917	109,909
Changes in assets and liabilities, net of acquisitions and divestitures	34,999	(11,386)
Operating cash flows provided by continuing operations	146,916	98,523
Operating cash used in discontinued operations	(71)	(338)
Net cash provided by operating activities	146,845	98,185
Net cash used in investing activities	(46,406)	(27,685)
Net cash used in financing activities	(76,609)	(54,549)
Net Increase in cash, cash equivalents and restricted cash	23,830	15,951
Cash, cash equivalents and restricted cash at beginning of year	$146,505	$130,554
Cash, cash equivalents and restricted cash at end of year	$170,335	$146,505

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$4,652	$567
Restricted cash	23,951	29,595
Cash equivalents included in funds held for clients	141,732	116,343
Total cash, cash equivalents and restricted cash	$170,335	$146,505

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS
(In thousands)

	December 31, 2020	December 31, 2019
Cash and cash equivalents	4,652	567
Restricted cash	23,951	29,595
Accounts receivable, net	216,175	222,031
Current assets before funds held for clients	268,991	276,518
Funds held for clients	167,440	179,502
Goodwill and other intangible assets, net	756,750	654,671

Total assets	1,513,754	1,400,774

Current liabilities before client fund obligations	211,285	186,906
Client fund obligations	166,989	179,020
Total long-term debt	107,192	104,333

Total liabilities	811,134	741,536

Treasury stock	(595,297)	(535,693)

Total stockholders' equity	702,620	659,238

Debt to equity	15.3%	15.8%
Days sales outstanding (DSO) - continuing operations (1)	72	75

Shares outstanding	54,099	55,419
Basic weighted average common shares outstanding	54,288	54,299
Diluted weighted average common shares outstanding	55,359	55,895

(1)DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
GAAP RECONCILIATION
Income from Continuing Operations to Non-GAAP Financial Measures (1)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
(Loss) income from continuing operations	$(90)	$(1,136)	$78,347	$71,049
Interest expense	816	1,256	4,983	5,765
Income tax (benefit) expense	(1,979)	(3,164)	25,141	21,840
Loss (gain) on sale of operations, net	587	(15)	509	(417)
Depreciation	2,516	2,181	9,568	8,283
Amortization	3,346	3,554	13,571	14,062
Adjusted EBITDA	$5,196	$2,676	$132,119	$120,582

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Non-GAAP financial measures to the nearest GAAP financial measure, "Income from continuing operations". Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance or cash flow under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders to evaluate, assess and benchmark the Company's operational results and to provide an additional measure with respect to the Company's ability to meet future debt obligations.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz